Exhibit 10.22

FLUX POWER HOLDINGS, INC.

UNIT SUBSCRIPTION AGREEMENT

THIS UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into by and between Flux Power Holdings, Inc., a Nevada corporation (the “Company”), and the person or entity executing the Agreement (the “Investor”). In this Agreement, the pronoun “it” means “he, “she,” or “it,” as appropriate.

A.           The Company is offering to selected “accredited investors” up to 11 Units for aggregate amount of $990,000, for $90,000 per Unit, or $.09 per common share (the “Offering”), subject to the terms, conditions, acknowledgements, representations, and warranties stated herein; however, the Company reserves the right to accept subscriptions for lesser amounts as well as the right to reject in whole or in part subscriptions received during the Offering. Each Unit consists of 990,000 shares of common stock of the Company (“Common Shares”) at a price per common share of $0.09 and 500,000 warrants (the “Warrants”), with each warrant entitling the holder to purchase one share of common stock (“Warrant Share”) at an exercise price of $0.25 per share (“Exercise Price”) at any time for a period of up to three (3) years from the issuance date at which time the Warrant will expire. The Units, Common Shares, Warrants and common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are herein collectively referred to as the “Securities”.

B.           The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I
DEFINITIONS

1.          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.3.

“Company” has the meaning set forth in the Preamble.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” means common stock of the Company, par value $0.001.

“Disclosure Materials” means the SEC Documents and this Agreement.

1

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investor” has the meaning set forth in the Preamble.

“Investor Suitability Questionnaire” means the Investor Suitability Questionnaire, in substantially set forth herein as “Exhibit A” as completed and executed by the Investor.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company or (ii) material and adverse impairment of the Company’s ability to perform its obligations under any of the Transaction Documents.

“Regulation D” has the meaning set forth in the Preamble.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Recitals.

“SEC Documents” has the meanings set forth in Section 3.4.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Shares” means shares of the Company’s Common Stock.

“Securities” means the Units, Shares, Warrants and Warrant Shares.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, including but not limited to the Investor Suitability Questionnaire and the Warrant Certificate.

“Warrant Certificate” means the warrant certificate in the form attached hereto as “Exhibit B.”

“Warrants” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II
PURCHASE AND SALE

2.           Offering and Purchase of the Securities.

2.1           Offering. The Company is offering to sell up to 11 Units for aggregate amount of $990,000(“Offering Amount”), for $90,000 per Unit, or $.09 per common share with each Unit consisting of 1,000,000 shares of Common Stock and 500,000 Warrants (the “Offering”). The Company has the sole discretion to increase the Offering Amount. The minimum investment amount in the Units per Investor pursuant to the Offering is $90,000, however, the Company reserves the right to accept subscriptions for lesser amounts as well as the right to reject in whole or in part subscriptions received during the Offering.

2

2.2           Subscription. The Investor hereby irrevocably subscribes to purchase from the Company, upon the terms and conditions stated in this Agreement, that aggregate number of Units for the purchase price set forth on such Investor’s signature page to this Agreement.

2.3           Investor Deliverables. Promptly upon execution of this Agreement, the Investor agrees to deliver to Company (a) an executed Agreement, (b) a completed Investor Suitability Questionnaire, attached hereto as Exhibit A to the Company (“Investor Suitability Questionnaire”), and (c) the Aggregate Purchase Price set forth on such Investor’s signature page to this Agreement in United States dollars and in immediately available funds, by wire transfer to the Company pursuant to the instructions provided by the Company (collectively, referred to as the “Investor Deliverables”).

2.4           Acceptance or Rejection of Subscription. The Investor understands and agrees that the Company reserves the right, in its sole discretion, to reject this subscription, in whole or in part if (a) the Investor is not an "accredited investor" or otherwise fails to meet the investor suitability requirements as set forth in the Investor Suitability Questionnaire, (b) fails to deliver payment of the Aggregate Purchase Price, or (c) fails to deliver a completed Investor Deliverables, until there has been notice of acceptance of the Investor’s subscription. In the event of rejection of this subscription, the Subscriber’s funds (without interest) or, in the event of a partial rejection a check in the amount of the rejected portion, will be promptly issued to the Investor. Upon acceptance of the subscription by the Company and the Investor Deliverables (“Closing”), the Company will cause the purchase of the Common Shares to be reflected in the books and record of the Company, and will deliver to the Investor:

(a)          an "accepted" Subscription Agreement;

(b)          a Warrant Certificate in substantially the form attached hereto as Exhibit B, issued in the name of the Investor, pursuant to which the Investor shall have the right to acquire such number of Warrant Shares equal to that number of Warrant Shares included in the Units purchased by the Investor as set forth on such Investor’s signature page to this Agreement; and

(c)          the stock certificate representing the number of Common Shares represented by the Units purchased by the Investor, as set forth on the Investor’s signature page to this Agreement.

2.5           No Escrow or Minimum Investment Amount. No escrow or minimum investment amount will be used for the offering.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

3.           Representations and Warranties of the Company. Except as disclosed in the SEC Documents and as otherwise stated to the contrary herein, the Company hereby represents and warrants to the Investor as of Closing that:

3.1           Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. The Company will have the requisite corporate power to issue and sell the Units. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3

3.2           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

3.3           Conflict of Interest. Timothy Collins is the President, CEO and Founder of KleenSpeed Technologies Inc. (“KleenSpeed”). Mr. Collins has invested and advanced more than one million dollars in and to KleenSpeed during the past six years and is the largest of approximately 50 shareholders. Mr. Collins, as CEO of KleenSpeed, negotiated with the Company the non-binding letter of intent (LOI) for the proposed acquisition of KleenSpeed by the Company (“Acquisition”) as more fully described in the Company Form 8-K filed with the SEC on June 27, 2013. Mr. Collins is also the President and CEO of Security Research Associates Inc. (“SRA”) the investment banking firm that the Company has engaged as the placement agent to assist with its private placement. Mr. Collins therefore will benefit financially from the compensation derived by SRA from this Offering and other private placements in which SRA assists with, as well as the receipt of shares from the Company if and when the contemplated Acquisition of KleenSpeed is completed and the recovery of advances he has made to KleenSpeed. Mr. Collins has solicited the advice of other partners in SRA as to the structure and terms of the Company’s financing. Also, Mr. Collins was appointed Executive Chairman of the Flux Board of Directors on March 13, 2014. He has been and continues to spend substantial time on the affairs of the Company.

3.4           Delivery of SEC Documents; Business. The Company has made available to the Investor through the SEC’s EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the quarter ended March 31, 2014, and all other reports filed by the Company pursuant to the Exchange Act since the filing of the Form 10-Q for the quarter ended March 31, 2014, and prior to the date hereof (collectively, the “SEC Documents”). The Company is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description of the business of the Company in all material respects.

3.5           No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Company under this Agreement and the consummation of the actions contemplated by this Agreement will not (a) result in any violation of, be in conflict with, or constitute a material default under, with or without the passage of time or the giving of notice (i) any provision of the Company’s Articles of Incorporation, as amended, or Bylaws, as amended (or similar governing documents); (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company is a party or by which the Company is bound; or (iii) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company is a party or by which the Company or its properties is bound; or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

4

3.6           Capitalization. As of June 11, 2014, the authorized capital stock of the Company consists of (a) 145,000,000 shares of Common Stock, of which (i) 93,274,112 shares are issued and outstanding, and (b) 33,437,951 shares are reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities; and (c) 5,000,000 shares of preferred stock, none of which, are outstanding or reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities. Except as disclosed in the Company SEC Documents and set forth in the Company’s Articles of Incorporation, as amended and contemplated in the Transaction Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities.

3.7           Valid Issuance of Securities. The Securities will be duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws and except for those created by the Investor.

3.8           Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into such Agreement and perform its obligations hereunder. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

3.9           Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

3.10        No Material Changes. Except as disclosed in the Company SEC Documents, , since March 31, 2014, there has not been any material change that has had a Material Adverse Effect.

3.11        Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

3.12        No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

5

3.13         Placement Agent. The Company has retained Security Research Associates Inc. (“SRA”), on a best-efforts basis, as its placement agent. The Company will pay to SRA for services rendered in conjunction with this Offering compensation in the amount of 9% of the gross proceeds raised and a warrant for the purchase of the Common Shares. The number Common Shares subject to the warrant will equal 9% of the aggregate gross proceeds from the Offering received by the Company from all investors placed by SRA divided by $0.09 per share. The warrant will have a term of 3 years and will include cashless exercise provisions as well as representations and warranties that are customary and standard in warrants issued to placement agents or underwriters. The exercise price will equal $0.09. The Company also agrees to reimburse SRA periodically, upon request, or upon termination of SRA’s services, for SRA’s expenses incurred in connection with SRA’s financial advisory services, including fees and expenses of legal counsel, travel expenses and printing. All such non-accountable fees and expenses shall not exceed a combined aggregate amount of $15,000.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR

4.          Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows

4.1           Organization, Authority If the Investor is an entity, such Investor is a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been, to the extent such Investor is an entity, duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2           Investment Representations. In connection with the sale and issuance of the Securities, the Investor, for itself and no other Investor, makes the following representations:

(a)          Investment for Own Account. The Investor is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

(b)          SEC Documents; Disclosure Materials. The Investor has received, read and fully understands the SEC Documents and the Disclosure Material. The Investor acknowledges that the Investor is basing its decision to invest in the Securities on the Disclosure Material and the exhibits thereto and has relied only on the information contained in said material and has not relied upon any representations made by any other person. The Investor recognizes that an investment in the Securities involves substantial risks and is fully cognizant of and understands all of the risk factors related to the purchase of the Securities, including but not limited to, those risks set forth in the section of the SEC Documents and Disclosure Materials entitled “RISK FACTORS.”

6

(c)          Investor Status. At the time such Investor was offered the Securities, it was, at the date hereof it is, and on the date which it exercises any Warrants it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

(d)          Representations and Reliance. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein and in the Investor Suitability Questionnaire to determine the applicability of such exemptions and the suitability of the Investor to acquire the Securities. All information which the Investor has provided to the Company, including but not limited to all information given herein and in the Investor Suitability Questionnaire or otherwise, concerning itself, investor status, address, residence, financial position and knowledge and experience of financial and business matters are correct and complete, and that if there should be any material change in such information the Investor will immediately provide the Company with such information. The Investor will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

(e)          Restricted Securities. The Investor understands that the Securities the Investor is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor also acknowledges that the Company was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as such the Investor understands Rule 144 is not currently available for the sale of the Securities and may never be so available.

(f)          Transfer Restrictions; Legends. The Investor understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Investor, and that the Securities must be held by the Investor indefinitely, and that the Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by the Investor or (2) the date the Securities are eligible for sale under Rule 144.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

7

(g)          No Public Market. The Investor understands and acknowledges that although the Company is currently traded on the OTC, no public market now exists for any of the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

(h)          No Transfer. The Investor covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 or pursuant to another exemption from registration or to an entity affiliated with the Investor and other than in compliance with the applicable securities regulations laws of any state.

(i)          Investment Experience. Investor acknowledges that the Investor is able to bear the economic risk of the Investor’s investment, including the complete loss thereof. The Investor has a preexisting personal or business relationship with the Company or one or more of its officers, directors or other persons in control of the Company, and the Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(j)          Financial Sophistication; Due Diligence. The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Investor has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company’s SEC Documents. Further, the Investor has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Investor considers necessary in order to form an investment decision.

(k)          General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Investor was first contacted by the Company or either of the Agents such Investor had a pre-existing and substantial relationship with the Company or one of the Agents. The Investor will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company. Other than to other parties to this Agreement, the Investor has maintained and will continue to maintain the confidentiality of all disclosures made to Investor in connection with this transaction, including the existence and terms of this transaction.

4.3           No Investment, Tax or Legal Advice. The Investor understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

8

4.4           Disclosure of Information. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. The Investor has reviewed the documents publicly filed by the Company with the SEC and has read and understands the risk factors disclosed therein. The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor is solely responsible for conducting its own due diligence investigation of the Company.

4.5           Additional Acknowledgement. The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Investor acknowledges that, if it is a client of an investment advisor registered with the SEC, the Investor has relied on such investment advisor in making its decision to purchase Securities pursuant hereto.

4.6           Subscription Rejection Right. The Investor acknowledges that the Company reserves the right to reject any subscription, to accept any subscription in part only, or to prorate subscriptions, to negotiate any checks or other tenders of payment for discrepant amounts and to refund the excess to the Investor if (a) the Investor is not an "accredited investor" or otherwise fails to meet the investor suitability requirements as set forth in the Investor Suitability Questionnaire, (b) fails to deliver payment of the purchase price, or (c) fails to deliver the completed Investor Deliverables substantially in the form as reasonably acceptable to the Company.

4.7           No Short Position As of the date hereof, and from the date hereof through the date of the Closing, the Investor acknowledges and agrees that it does not and will not (between the date hereof and the date of the Closing) engage in any short sale of the Company’s voting stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing shares of the Company’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

ARTICLE V
ADDITIONAL COVENANTS

5.           Additional Covenants.

5.1           Confidential Information. The Investor covenants that it will maintain in confidence the receipt and content of any information provided in connection with this Agreement until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on this Section 5.1, the Investor will give the Company at least 15 days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and the Investor will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to ensure that confidential treatment will be accorded any non-public information so furnished; provided, further, that notwithstanding, the Investor’s agreement to keep such information confidential, the Investor makes no such acknowledgement that any such information is material, non-public information.

9

5.2           Transfer Restrictions. The Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or at such time that the Securities may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. The Investor agrees to the imprinting of the restrictive legend in substantially the form set forth in Section 4.2(f).

5.3           KleenSpeed Acquisition. The Company agrees to use its best efforts to negotiate and consummate the proposed Acquisition with KleenSpeed.

ARTICLE VI
MISCELLANEOUS

6.           Miscellaneous.

6.1           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the choice of law provisions thereof, and the federal laws of the United States.

6.2           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.3           Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.4           Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.5           Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, modified, supplemented and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of a majority of the Common Shares sold in this Offering. Any amendment or waiver effected in accordance with this paragraph will be binding upon each holder of any Securities purchased under this Agreement, each future holder of the Securities, and the Company.

6.6           Fees and Expenses. Except as otherwise set forth herein, the Company and the Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other party for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

10

6.7           Notices. All notices and other communications given or made pursuant to this Warrant Certificate shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address indicated for such party in the Purchase Agreement, or at such other address as such party may designate by 10 days advance written notice to the other party given in the foregoing manner:

if to the Company, to:

Flux Power Holdings, Inc.

985 Poinsettia Avenue

Vista, California 92081
Fax (760) 741-3535

Attn: President

if to the Investor, at its address on the signature page to this Agreement.

6.8           Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by any of the Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6.9           Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

11

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

In addition to the foregoing, Subscriber hereby certifies that it (a) agrees to all the terms and conditions of this Agreement, (b) meets the suitability standards set forth in this Agreement, and (c) is a resident of the state and jurisdiction indicated below.

Name of Investor:

By:
Name
Title:
Address:

State of Principal Residence:

State of Incorporation/Organization:

EIN/Social Security Number:

Telephone No.:

Facsimile No.:

Email Address:

Number of Units:

Aggregate Purchase Price :

Delivery Instructions (if different than above):

c/o:

Address:

Telephone No.:

Facsimile No. :

Other Special Instructions:

SUBSCRIPTION ACCEPTED

Date:	FLUX POWER HOLDINGS, INC.

By:

Name:	Ronald Dutt

Title:	Chief Executive Officer and Acting Chief Financial Officer

EXHIBIT A

Investor Suitability Questionnaire

(Not Included)

EXHIBIT B

Form of Warrant Certificate

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

FLUX POWER HOLDINGS, INC.

WARRANT CERTIFICATE

No.: W-___	Number of Warrants:

________

Original Date of Issuance: _____ __, 2014

THIS WARRANT CERTIFICATE certifies that for value received, _________ or its registered assigns (“Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), the number of warrants specified above, each of which entitles the holder thereof to purchase during the term, one fully paid and non-assessable share of common stock, $.001 par value per share, of Flux Power Holdings, Inc., (the “Issuer”), at an exercise price per share equal to $0.25 (the “Warrant Price”), as may be adjusted,, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant Certificate (this “Warrant” or “Warrant Certificate”) and not otherwise defined herein shall have the respective meanings specified in Section 6 hereof.

1.           Term. The term of this Warrant Certificate shall commence on the Original Issue Date and shall expire at 6:00 p.m., Eastern Time, on the third anniversary of the Original Issue Date (such period being the “Term”).

2.           Method of Exercise; Payment; Issuance of New Warrant Certificate; Transfer and Exchange.

(a)          Time of Exercise. The purchase rights represented by this Warrant Certificate may be exercised at anytime during the Term.

1

(b)          Method of Exercise. Each Warrant shall entitle the Holder to purchase one share of common stock of the Issuer at the Warrant Price. The Holder hereof may exercise the Warrants, in whole or in part, by the surrender of the Warrant Certificate (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which the Warrant Certificate is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c)          Issuance of Stock Certificates. In the event of any exercise of the Warrants in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time

(d)          Transferability of Warrant. Subject to Section 2(f) hereof, the Warrants may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, the Warrants may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached here to) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant Certificate is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant Certificate except as to the number of shares of Warrant Stock issuable pursuant thereto.

(e)          Compliance with Securities Laws.

(i)          The Holder of this Warrant Certificate, by acceptance hereof, acknowledges that the Warrants and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and agrees that the Holder will not acquire the Warrant Stock, offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)         This Warrant Certificate and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT CERTIFICATE, THE WARRANTS, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

2

(f)          Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Warrant Stock.

3.          Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 3. The Issuer shall give the Holder notice of any event described below that requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 4.

(a)          Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)          In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (A) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (B) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (C) transfer all or substantially all of its properties or assets to any other Person, or (D) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant Certificate so that, upon the basis and the terms and in the manner provided in this Warrant Certificate the Holder of this Warrant Certificate shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent the Warrants are not exercised prior to such Triggering Event, to receive at the Warrant Price as adjusted to take into account the consummation of such Triggering Event, in lieu of the Warrant Stock issuable upon such exercise of the Warrants prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant Certificate immediately prior thereto subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 3. Upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the amount of issuable Securities, cash or property issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted amount of Securities, cash or property and the adjusted Warrant Price pursuant to the terms and provisions of this Section 3(a)(i).

(b)           Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)          make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

3

(ii)         subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)        combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Warrant Stock which a record holder of the same number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Warrant Price then in effect shall be adjusted to equal (1) the Warrant Price then in effect multiplied by the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after such adjustment.

4.          Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number is adjusted pursuant to Section 3 hereof (for purposes of this Section 4, each an “Adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the Adjustment, the amount of the Adjustment, the method by which such Adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such Adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant Certificate promptly after each Adjustment.

5.          Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

6.          Definitions. For the purposes of this Warrant Certificate, the following terms have the following meanings:

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the common stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

4

“Issuer” means Flux Power Holdings, Inc., a Nevada corporation, and its successors.

“Original Issue Date” means date set forth on face of this Warrant Certificate.

“Offering” means the Issuer’s offering to sell up to 11 Units for aggregate amount of $990,000 (which amount may be increased at sole discretion of Issuer), for $90,000 per Unit, or $.09 per common share with each Unit consisting of 1,000,000 shares of Common Stock and 500,000 Warrants.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Purchase Agreement” means the Unit Subscription Agreement dated as of _________________, 2014 between the Issuer and the Investor.

“Securities” means any debt or equity securities of any Person, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Term” has the meaning specified in Section 1 hereof.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant Certificate, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2 hereof or of any of such other Warrants.

“Warrant Price” initially means $0.25 per share, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant Certificate, including Section 3 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant Certificate, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issued or issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

7.          Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant Certificate may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holder.

8.          Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant Certificate shall not be interpreted or construed with any presumption against the party causing this Warrant Certificate to be drafted.

5

9.          Notices. All notices and other communications given or made pursuant to this Warrant Certificate shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address indicated for such party in the Purchase Agreement, or at such other address as such party may designate by 10 days advance written notice to the other party given in the foregoing manner.

10.         Successors and Assigns. This Warrant Certificate and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or holder of Warrant Stock.

11.         Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant Certificate, but this Warrant Certificate shall be construed as if such unenforceable provision had never been contained herein.

12.         Titles and Subtitles. The titles and subtitles used in this Warrant Certificate are used for convenience only and are not to be considered in construing or interpreting this Warrant Certificate.

13.         Force Majeure. Neither party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the Issuer has executed this Warrant Certificate as of the day and year first above written.

FLUX POWER HOLDINGS, INC.

By:
Name: Ronald Dutt
Title: Chief Executive Officer and Acting Chief Financial Officer

6

EXERCISE FORM
WARRANT
FLUX POWER HOLDINGS, INC.

The undersigned                                         , pursuant to the provisions of the within Warrant Certificate (the “Warrant”), hereby elects to exercise                                  warrants to purchase                                   shares of Common Stock of Flux Power Holdings, Inc. covered by the Warrant.

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

Holder represents and warrants that Holder is acquiring the Warrant Stock pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

The undersigned intends that payment of the Warrant Price shall be made as a cash exercise.

Dated:	Signature

Print
Name
Address

7

ASSIGNMENT

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto    ,              warrants under Warrant Certificate No. ____ and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant Certificate No. W-        cancelled (or transferred or exchanged) this _____ day of                                           ,                                                shares of Common Stock issued therefor in the name of                      , Warrant No. W-             issued for                          shares of Common Stock in the name of                                       .

8